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                                                                  EXHIBIT 10.176



                         PURCHASE AND SECURITY AGREEMENT


        This PURCHASE AND SECURITY AGREEMENT ("Agreement") is made and entered into this ____ day of ________, 1999 by and between Preferred Equities Corporation, a Nevada corporation, with its principal offices located at 4310 Paradise Road, Las Vegas, Nevada 89109 ("PEC") and Preferred RV Resort Owners Association, a Nevada corporation, with its principal office located at 1801 Crawford Way, Pahrump, Nevada 89048 ("Association").


                                   WITNESSETH

        WHEREAS, pursuant to that certain Public Offering Statement approved by the State of Nevada on October 9, 1985 as amended on March 4, 1998 ("POS"), PEC is the developer of that certain recreational vehicle campground located in Nye County, Nevada and commonly known as Preferred RV Resort ("Resort"), more particularly described as:

               Parcel 3 of Parcel Map of Calvada Valley Unit 6, Block 3, Lot 1, recorded April 26, 1994 as Document Number 351410 in the office of the County Recorder of Nye County, Nevada; and

        WHEREAS, by contract with the Association ("Management Contract"), PEC serves as manager of the Resort; and

        WHEREAS, for purposes of this Agreement only, the Association alleges and PEC acknowledges that it owes the Association assessments for 1231 interval interests owned by PEC at the Resort ("Remaining Inventory"); and

        WHEREAS, the Association wishes to purchase from PEC the Remaining Inventory.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration acknowledged as received by the parties, the parties hereto agree as follows.

1.  PURCHASE PRICE.

PEC agrees to convey title, subject to the exceptions stated in the Preliminary Title Report, attached hereto as Exhibit D, to all of the Remaining Inventory to the Association in consideration of:

        A. Forgiveness of PEC's past and current debt owed to the Association in the amount of $433,687.00, including past assessments in the amount of $180,512.00, pursuant to the independent audit prepared by Main Gorman as of December 1998, and including assessments for 1999 in the amount of $253,175.00 ("PEC's Obligation").

        B. The additional sum of One Hundred Forty-One Thousand, Six Hundred Seventy-Eight Dollars ($141,678.00), inclusive of interest at five percent (5%) ("Secured Obligation") evidenced by a purchase money promissory note ("Note") secured by a first deed of trust ("Deed of Trust") on the Remaining Inventory, executed in favor of PEC, said Note and Deed of Trust being attached hereto and incorporated herein as Exhibits "B" and "C" to this Agreement. The term of the Note shall be three (3) years







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            ("Note Term"), payable in increments of One Hundred Fifty-Three
            Dollars ($153.00) ("Release Fee") upon the sale of each of the first Nine-Hundred Twenty-Six (926) interests in the Remaining Inventory that are sold. The Association and PEC agree that the Note and Deed of Trust will be administered through a title company mutually agreed upon by the parties as trustee ("Trustee") and subject to the payment by the Association of the Release Fee and such fees as may be charged by the Trustee, the Trustee will release, from the lien of the Deed of Trust, the subject intervals as they are sold by the Association. All remaining intervals will be released when the Note is paid in full. Any balance due at the end of the term of the Note shall be due and payable in full on the Note maturity date.

2.      ACTIONS TO BE TAKEN.

        A. PEC shall, by the Effective Date of this Agreement (as hereinafter defined) take the following actions.

                1. Resign as the Association's management company pursuant to the existing Management Agreement between PEC and the Association.

                2. Assure that all of its officers, employees and/or agents who now serve on the Association's Board of Directors ("Board") and/or hold officer positions with the Association resign from those positions following the election of Wanda Blohm, or such other person as may be designated by the Association, to the position of President of the Association.

                3. Convey assets of the Resort and Association, as listed on Exhibit "A" attached hereto and incorporated herein by this reference ("Assets"), to the Association.

                4. Record the Note and Deed of Trust in the office of the County Recorder of Nye County, Nevada.

                5. Take all steps necessary to terminate that certain marketing agreement, by and between PEC and Great Outdoor Resorts of North America, LLC ("GORNA"), dated April 23, 1998, including any updated codicil or marketing agreement affecting the inventory. PEC will use its best efforts to remove GORNA from the office currently used by GORNA for sales activities located at the Resort.

                6. Cooperate in and do all things necessary to facilitate the State of Nevada approval of a new public offering statement by the Association.

                7. Cooperate in transferring all Association and Park documents, files, owner lists and all other Association and/or Park items in the possession of PEC, to the Association.

        B. The Association shall, by the Effective Date of this Agreement (as hereinafter defined) use its best efforts to take the following actions.

                1. Through its president, Wanda Blohm, or other Association nominee(s), appoint other directors, satisfactory to the Association.







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                2.  Through its newly constituted Board, unanimously vote, via action acceptable to PEC, to (i) accept the resignations of the Board members who represent PEC; (ii) ratify all of the terms and conditions of this Agreement, without modification and (iii) forgive PEC's Obligation subject to the purchase of remaining inventory, the Note and affirmative vote of a majority of non-Declarant owners (at the time this Agreement is entered into, a majority of non-Declarant owners equals six hundred seventy-one (671) votes), confirming the forgiveness of PEC's Obligation, PEC's resignation as the Association's management company and all other acts of the newly constituted Board as reasonably requested by PEC, including but not limited to the indemnifications discussed in Section 6. of this Agreement ("Owners' Vote").

3.      EFFECTIVE DATE OF THE AGREEMENT.

The effective date of this Agreement shall occur upon a) the Association's presentation to PEC of satisfactory evidence of the Owners' Vote, said presentation to occur no more than sixty (60) days from the date this Agreement is entered into and b) termination of the agreement between PEC and Great Outdoor Resorts of North America ("GORNA") dated April 23, 1998, pursuant to terms therein ("Effective Date").

4.      COSTS.

In the event of any litigation between the parties under this Agreement, the parties hereto agree to pay their own attorneys' fees and court costs at all trial and appellate levels. In addition, the parties agree as follows:

        A.  Owners' Vote.

            The Association agrees to pay all costs associated with obtaining the Owners' Vote as required herein.

        B. Registration of Remaining Inventory with State of Nevada Real Estate Division in Name of Association.

            The Association agrees to pay all costs associated with the process of registering the Remaining Inventory with the Nevada Real Estate Division.

        C.  Purchase of Interests in Default.

            The Association agrees to purchase from PEC all interests sold prior to the Effective Date of this Agreement in default for a price equaling the lesser of: i) the outstanding balance of the account or
            ii) 50% of the sales price at the time of default. The only purchasers to whom Paragraph 4.C. applies are those named in Exhibit D attached hereto and incorporated herein.

        D.  Trustee Services.

            The Association agrees to pay all costs associated with Trustee's services as they apply to the administration of the Note secured by the Deed of Trust. All costs






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            charged by the Trustee associated with the closing of this purchase will be shared equally by PEC and the Association.

5.      DEFAULT.

        In the event the Secured Obligation is not paid within the Note Term, an additional five percent (5%) interest shall be added to the remaining balance of the Note and PEC retains all rights and remedies provided to it as a secured priority lienholder (as evidenced by the Note and Deed of Trust), at law and in equity.

6.      RELEASE AND INDEMNITY.

In consideration of this Agreement and subject to its full implementation and transfer of Remaining Inventory and Assets, as provided for herein, the Association, on behalf of itself, officers, successors, subrogees, executors, administrators and assigns, does hereby forgive PEC's Obligation and, in that regard, does voluntarily and knowingly release and discharge PEC, its officers, directors, affiliates, subsidiaries, parent company, agents, contractors and employees, past, present and future, from any and all claims, liabilities, demands, rights, damages, costs, attorneys' fees (including but not limited to any claim of entitlement for attorneys' fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys'
fees), expenses and controversies which Association may now have or have at anytime in the future relating to PEC's Obligation, as defined hereinabove.

The Association agrees to fully exonerate, indemnify and hold PEC harmless from and against all claims, liabilities, demands, rights, damages, costs, attorney's fees (including but not limited to any claim of entitlement for attorneys' fees under any contract, statute or rule of law allowing a prevailing party or plaintiff to recover attorneys' fees), expenses and controversies, based upon or arising out of the Association's sales practices or damage or injury (including death) to persons or property caused by and/or sustained in connection with the Association's management, operation, development and/or sales of interest in the Resort upon the Effective Date of this Agreement; and further agrees, if requested by PEC, to assume without expense to PEC, the defense of any such claims or actions, unless such damage or injury was caused by PEC's negligence or willful misconduct.

The parties agree and acknowledge that except as to forgiveness of PEC's Obligation and indemnification of PEC for the future actions of the Association, the Association does not intend and will not release, discharge or indemnify PEC for any claims, liabilities, demands, rights, damages, costs, attorney's fees, expenses and controversies which the Association, its members or any other person (natural or corporate) may have now or in the future against PEC relating to PEC's management, development or sale of interests in the Resort.

PEC shall fully exonerate, indemnify and hold the Association, its officials, agents, contractors and employees, past, present and future, harmless from and against all claims, liabilities demands, rights, damages, costs, attorneys' fees (including but not limited to any claim of entitlement for attorney's fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorney's fees), expenses and controversies, based upon or arising







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out of damage or injury (including death) to persons or property caused by and/or sustained in connection with PEC's management, operation, development and/or sales of interests in the Resort prior to the Effective Date of this Agreement; and further agrees, if requested by the Association, to assume without expense to the Association, the defense of any such claims or actions, unless such damage or injury was caused by the Association's negligence or willful misconduct.

Each of the parties hereto shall secure and/or maintain such general, business, liability and/or errors and omissions insurance, with policy limits sufficient to fully carry out its obligations under the terms of this section. Neither party will allow such policies to lapse until such time as, by operation of law of the applicable statutes of limitation or to otherwise, the insured party no longer has any liability for its management, operation, development and/or sales of interests in the Resort. Notwithstanding the parties obligation to secure and maintain insurance, in no event shall the failure to secure or maintain sufficient insurance obviate the parties' mutual obligation to indemnify under this section, as provided in this section.

Nothing contained herein, and no action taken by any party to this Agreement shall be construed as an admission by any party of liability in any respect, and no action taken by any party in effectuating this Agreement may be used in any future or pending litigation involving any of the parties to this Agreement, or any other party, nor shall any such action be deemed an admission of liability in any respect.

7.      DISPUTE RESOLUTION/ARBITRATION.

In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach thereof ("Disputed Matter"), the parties to this Agreement hereby waive their right to litigation proceedings in a court of law and agree that any such Disputed Matter shall be settled first by mediation and, if unsuccessful, by binding arbitration, the fee for which shall be advanced by the party requesting mediation or arbitration. The cost of the proceedings shall ultimately be borne as determined by the mediator or arbitrator. The site of any such mediation or arbitration proceeding shall be Clark County, Nevada; however, in the event the parties' waiver of litigation proceedings is considered invalid for any reason, venue for any litigation proceeding between the parties relating to this Purchase and Security Agreement shall be in the Fifth Judicial District Court, in and for Nye County, Nevada.

8.      MISCELLANEOUS PROVISIONS.

        A. The parties hereto have read this Agreement and agree to the conditions and obligations set forth herein; and have freely and fully consulted with their legal counsel on the matters addressed herein; and voluntarily execute this Agreement after having had full opportunity to consult with legal counsel and/or other representation, and without being pressured or influenced by any statement or representation of any person acting on behalf of the parties; accordingly, there is to be no presumption against the draftsperson of this Agreement.

        B. Time is of the essence for each and every provision of this Agreement;







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        C.  The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the parties' respective heirs, successors and permitted assigns;

        D. In construing this Agreement, the singular shall be held to include the plural, the plural shall include the singular, the use of any gender shall include all genders, and captions and paragraph headings shall be disregarded. Headings are for convenience of reference only and are not to be considered in the interpretation of this Agreement;

        E. This Agreement shall be governed and interpreted in all respects by the laws of the State of Nevada;

        F. This Agreement may be executed in counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

        G. This Agreement and all Exhibits hereto may be amended and/or supplemented, through addenda executed by both parties, up to the Effective Date, and the Agreement and all Exhibits hereto shall be amended to reflect updated information updated, if necessary, upon the Effective Date hereof. This Agreement may be terminated by either party up to the Effective Date for any reason, effective immediately upon receipt of written notice of termination to the other party.

        H. This Agreement, Note and Deed of Trust contain the entire agreement between PEC and Association and no promise, inducement or representation other than as set forth herein has been made, offered or agreed upon between the parties.

        I. This Agreement cannot be varied or modified orally and may only be varied or modified by a written instrument duly executed by the parties.

        J. If any provision of this Agreement is held to be invalid, such invalidity shall not affect the validity of any other provisions of this Agreement which can be given effect without the invalid provision, and to this end the provisions of this Agreement are declared to be severable.

        K. THIS AGREEMENT IS FOR PURPOSES OF THE PURCHASE OF THE REMAINING INVENTORY SUBJECT TO THE NOTE SECURED BY DEED OF TRUST ONLY AND IS NOT TO BE USED BY OR AGAINST ANY OF THE PARTIES HERETO AND/OR THE INTERVAL OWNERS OF THE RESORT,








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            COLLECTIVELY OR INDIVIDUALLY, IN ANY ACTION OR PROCEEDING BY,
            AGAINST OR BETWEEN THE PARTIES HERETO AND/OR THE INTERVAL OWNERS OF THE RESORT COLLECTIVELY OR INDIVIDUALLY.

        ENTERED INTO AS OF THE DATE FIRST APPEARING HEREIN.



              PREFERRED EQUITIES CORPORATION, A NEVADA CORPORATION



                                        By: ____________________________________
                                            Name:  Gregg A. McMurtrie
                                            Title: Executive Vice President and
                                                   Chief Operating Officer


          PREFERRED RV RESORT OWNERS ASSOCIATION, A NEVADA CORPORATION



                                        By: ____________________________________
                                            Name:  Wanda Blohm
                                            Title: President










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                                    EXHIBIT A


ASSETS



1.   Office Building, consisting of three (3) mobile units joined together.

2. All Association assets, including cash, real and personal property, all accounting and tax records, all membership records, applicable insurance policies and other important documents necessary to operation of the Resort.

3.   All accommodation units.

4.   All vehicles leased-purchased by Owners' Assessments, including:

        (a)  One 1989 Ford Van:             Vehicle Identification Number 29385

        (b)  One 1994 Ford Econoline:       Vehicle Identification Number 35546

        (c)  One 1994 Ford Ranger:          Vehicle Identification Number 67416

5.   All Equipment purchased by Owners' Assessments, including:

        (a)  One 1996/1997 John Deere Gator tractor;

        (b)  Two Easy-Go Golf Carts

        (c)  Two Yamaha Golf Carts

        (d) All office equipment, including computers, furniture, copier, facsimile, etc. In the event the equipment is leased, PEC shall use its best efforts to transfer the lease to the Association.



























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